CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Frances M. Guggino, Chief Financial Officer of Salomon Brothers Variable Series Funds Inc – Salomon Brothers Variable Small Cap Growth Fund (the “Registrant”), each certify to the best of his knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2005 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Chief Financial Officer
Salomon Brothers Variable Series Funds Inc -	Salomon Brothers Variable Series Funds Inc -
Salomon Brothers Variable Small Cap Growth Fund	Salomon Brothers Variable Small Cap Growth Fund

/s/ R. Jay Gerken	/s/ Frances M. Guggino
R. Jay Gerken	Frances M. Guggino
Date: September 6, 2005	Date: September 6, 2005

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.